                                                                    EXHIBIT 10.5




                          CLINICAL SERVICES AGREEMENT



                                BY AND BETWEEN



                   Pharmaceutical Product Development, Inc.
                            115 North Third Street
                             Wilmington, NC  28401

                                      AND

                          Carrington Laboratories Inc
                            Post Office Box 168128
                            Irving Texas 75016-8128



                                 July 10, 1995

                               TABLE OF CONTENTS

SECTION 1 -DEFINITIONS........................................................1

SECTION 2 -SERVICES...........................................................2

SECTION 3 -TRANSFERRED OBLIGATIONS............................................2

SECTION 4 -PAYMENT AND COMPENSATION...........................................3

SECTION 5 -TIMELY COMPLETION..................................................4

SECTION 6 -REPRESENTATIONS....................................................4

SECTION 7 -CARRINGTON's RESPONSIBILITIES......................................5

SECTION 8 -CONFIDENTIALITY....................................................6

SECTION 9 -RELEASE OF INFORMATION.............................................7

SECTION 10 -PROPERTY OWNERSHIP................................................7

SECTION 11 -PATENT RIGHTS.....................................................7

SECTION 12 -INDEMNIFICATION...................................................8

SECTION 13 -INSURANCE.........................................................9

SECTION 14 -EARLY TERMINATION.................................................9

SECTION 15 -RECORDS..........................................................12

SECTION 16 -COMPLIANCE WITH LAWS.............................................12

SECTION 17 -MEDIATION AND ARBITRATION........................................12

SECTION 18 -MISCELLANEOUS....................................................13

EXHIBIT A
EXHIBIT B
EXHIBIT C
EXHIBIT D
EXHIBIT E

                     AGREEMENT FOR CLINICAL STUDY SERVICES

       This agreement ("Agreement") is made by and between Pharmaceutical Product Development, Inc. ("PPD"), located at 115 North Third Street Wilmington, North Carolina 28401, and Carrington Laboratories Inc. (CARRINGTON), located at Post Office Box 168128, Irving, Texas 75016-8128.

                                  WITNESSETH:

       WHEREAS, PPD is engaged in the business of managing clinical research programs;

       WHEREAS, CARRINGTON is engaged in the development, manufacture, and distribution, of medical products; and

       WHEREAS, CARRINGTON wishes to retain PPD's services in helping to conduct the Study set forth in the Protocol in accordance with the terms and conditions herein;

       NOW, THEREFORE, PPD AND CARRINGTON, hereby agree to the following:

SECTION 1 -DEFINITIONS
----------------------

       For purposes of this Agreement, the following terms shall have the meanings set forth below when written with an initial capital letter.

A. "Case Report Form" or "CRF" - the patient case report form to be used in the Study.
B.     "Control Drug" - placebo or other agent as set forth in the Protocol.
C. "Evaluable Patient" - a patient who has passed the inclusion and exclusion criteria; signed the informed consent; received the study drug by the dose, route, regimen, and duration as specified in the Protocol; had adequate documentation of primary efficacy and safety variables; and been adequately followed to establish valid endpoints of safety and efficacy.
D.     "FDA" - the United States Food and Drug Administration.
E.     "IND" - a claimed Investigational New Drug Application.
F. "Institutional Review Board" or "IRB" - any of the boards established pursuant to 21 C.F.R. Part 56 for the purpose of reviewing clinical research studies.
G. "Investigator" - the licensed physician who is a qualified clinical investigator willing and able, and engaged by PPD in accordance with this Agreement, to perform the Study.
H.     "NDA" - a New Drug Application.
I. "Protocol" - the clinical testing procedures and conditions set forth in CARRINGTON Protocol 9008, attached hereto as EXHIBIT A and incorporated by reference herein.
J. "SOPs" - PPD's current standard operating procedures for conducting and monitoring clinical trials approved by CARRINGTON.
K. "Study" - the clinical evaluation of the safety and efficacy of the Study Drug pursuant to the Protocol.

L.     "Study  Drug" -Oral Acemannan.
M. "Study Period" - the period during which the Study is to be performed; beginning at the preparatory period prior to initiating the Study, and ending at the delivery of complete Investigator documentation files to CARRINGTON.

N. "Out of Scope Work" - any request from CARRINGTON for performance of services that have not been agreed upon and accepted by CARRINGTON as indicated in this Agreement or Exhibits.

SECTION 2 -SERVICES
-------------------

PPD shall perform services including but not limited to those set forth in EXHIBIT B attached hereto and incorporated by reference herein.

SECTION 3 -TRANSFERRED OBLIGATIONS
----------------------------------

Notwithstanding any other provision of this Agreement, and in addition to any other specific responsibilities of PPD which are set forth herein, pursuant to 21 CFR Section 312.52, PPD assumes the following specific responsibilities of CARRINGTON as "Sponsor" under the Federal Food and Drug Administration Act ("Act"):

       a. Screening Investigators to perform the Study in accordance with the Protocol;

       b.     Obtaining from Investigators information required by 21 CFR
              (S)312.53(c)(1), (2) and (3);

       c.     Transmitting to Investigators the materials described in 21 CFR
              (S)312.55(a) and (b) submitted to PPD by CARRINGTON, and any other Study-related materials by CARRINGTON;

       d. Selecting monitors who will monitor in accordance with 21 CFR 312.53(d) and 312.56(a) to perform the following tasks:

              1.   Monitor the progress of the Study;
              2.   Ensure the completeness and accuracy of clinical data;
              3. Ensure Investigators' compliance with federal and other applicable laws and regulations;

       e. Ensuring that the Study is conducted at each site in accordance with the Protocol, the Act, and applicable regulatory requirements and guidelines:

       f. Transmitting all relevant information concerning serious or unexpected adverse events within twenty-four (24) hours to CARRINGTON; provided, however, that CARRINGTON shall retain responsibility for writing and filing IND Safety Reports with the FDA, and PPD shall transmit information from such reports to all Investigators.

       g. Maintaining all necessary records concerning the Study as required by law;

       h. Assuring the return of all unused supplies of investigational drug (Study Drug and Control Drug) from each site as specified by the
       Protocol to CARRINGTON or CARRINGTON's designee.

CARRINGTON transfers the above responsibilities to PPD but retains those responsibilities of CARRINGTON not specifically listed herein. Except for the responsibilities transferred to PPD herein, CARRINGTON shall at all times be deemed to be the "Sponsor" of the Study for purposes of the Act.

SECTION 4 -PAYMENT AND COMPENSATION
-----------------------------------

4.1    Payment.  For monitoring the Study hereunder, PPD will receive a total
       -------
       sum not to exceed $1,727,577.00 (excludes Central Laboratory 6% Administrative Fee). Payment shall be made in accordance with the Budget and payment schedule set forth in EXHIBIT C.

4.2    Payable
       -------

       All checks shall be made payable to:


              Pharmaceutical Product Development, Inc. (Fed. I.D. # 561640186) 115 North Third Street
              Wilmington, North Carolina  28401

       4.21   Late Payment  If payment is not received from CARRINGTON within
              ------------
              thirty (30) days in accordance with the payment schedule delineated in the Proposal marked as Exhibit C, an interest charge will be added to 4.3 the unpaid balance in the amount of 1.5% per month.

4.3 All questions that CARRINGTON may have concerning scheduled payments, amount of payments, and other related accounting questions under this Agreement are to be directed to:

            Anne Johnson
            Cost Accountant
            (910) 251-0081, Extension 467.

4.4 All questions that PPD may have concerning scheduled payments, amount of payments and other related accounting questions under this Agreement are to be directed to:

            Name:  Sheri Pantermuehl
            Title:  Controller
            Phone # 214/714-5012


4.5    Taxes  All taxes (and any penalties thereon) imposed on any payment by
       -----
       CARRINGTON shall be the responsibility of PPD.

4.6    Out-of-Scope Work  Any and all services that fall within the definition
       -----------------
       of Out-of-Scope Work will be performed by PPD provided that the following provisions apply .

       a. That CARRINGTON and PPD enter into good faith negotiations regarding the additional services to be performed and attendant charges thereto.

       b. That negotiations regarding Out-of-Scope Work are completed within 60 days of inception of same.

       c. Any agreement and its resultant effect on payment related to performance of the Out-of-Scope Work in question will be incorporated into this Agreement.

       d. All Out-of-Scope Work will be agreed upon prior to implementation based upon the execution of the form entitled Request For Project Change which is attached hereto, incorporated herein by reference and marked as 1.

SECTION 5 -TIMELY COMPLETION
----------------------------

Time is of the essence to this Agreement. It is acknowledged that CARRINGTON desires to progress the Study hereunder at the maximum speed consistent with good clinical practice and adherence to FDA regulations. PPD will make best efforts to meet the timelines set forth in EXHIBIT D attached hereto and incorporated by reference herein, and the Protocol. To the extent the additional professional fees, management practices, and other incentives are determined necessary for timely completion and were not provided for in the Budget (EXHIBIT C), the aforesaid expenses will be added to the Budget as mutually agreed upon in writing by the parties to the Agreement. Non-enrolling investigational sites will be dropped and replaced by more productive investigational sites, upon request by CARRINGTON or upon PPD's suggestion with CARRINGTON's approval.

SECTION 6 -REPRESENTATIONS
--------------------------

6.1    Conflicting Agreements.  PPD represents that is not now under any
       ----------------------
       agreement to provide services which would prevent it from fulfilling its obligations hereunder, and that during the term of this Agreement, PPD will not enter into an agreement which would in any way restrict its ability to provide services under this Agreement. For the duration of this Agreement, PPD will not enter into any other Agreements to provide study services in connection with ulcerative colitis that would result in a compromise of the timelines established for this program.

6.2    FDA Debarment and Disqualification.  PPD represents that neither PPD nor
       -----------------------------------
       its employees, any Investigator or any person employed by Investigator to perform the Study pursuant to this Agreement, (i) is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. 301 et seq), or (ii) has
                                                           ------
       a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR Section 312.70. If during the course of this Agreement, any Investigator or any person employed by an Investigator to perform the Study (i) comes under investigation by the FDA for disbarment action or disqualification, or (ii) is disbarred or disqualified, PPD shall immediately notify CARRINGTON and terminate such Investigator's participation in the Study, upon CARRINGTON 's request.

SECTION 7 -CARRINGTON's RESPONSIBILITIES
----------------------------------------

7.1    Clinical Supplies.  CARRINGTON shall provide at its own expense all
       -----------------
       necessary clinical supplies of the Study Drug and Control Drug in time to begin the clinical evaluations according to agreed upon timelines. CARRINGTON shall notify PPD of the amount and date of all Study Drug and Control Drug shipped under the preceding sentence. Title to all supplies shall remain with CARRINGTON.

7.2    Protocol and CRFs.  CARRINGTON shall finalize the Protocol and CRFs and
       -----------------
       deliver copies to PPD in a timely manner consistent with adherence to development timelines. CARRINGTON agrees that the Protocol, CRFs, or revisions thereto, which are undertaken by CARRINGTON are the responsibility of CARRINGTON, even if such documents were suggested or recommended by PPD. CARRINGTON must review and approve the final CRF.

7.3    Study-Related Injury.  In the event a patient participating in the Study
       --------------------
       is physically injured directly as a result of the Study Drug administered in accordance with the Protocol and such patient has followed the directions of the Investigator or other Study personnel, CARRINGTON will cover the medical expenses necessary to treat the injury, subject to PPD's indemnification responsibilities under Section 12.2 below. No other compensation will be provided by CARRINGTON. Payments under this Section
       7.3 shall be in addition to any other payments specified in this Agreement. Upon request of PPD or an Investigator, CARRINGTON will deliver to the Investigator a letter setting forth CARRINGTON's obligations under this Section 7.3.

7.4    Letter of Indemnity.  CARRINGTON shall, at the request of PPD or an
       -------------------
       Investigator, execute
       and deliver to the Investigator a letter setting forth CARRINGTON's obligations to the Investigator regarding any liability which may arise out of the Investigator's participation in the Study.

7.5    Regulatory Developments. CARRINGTON shall file IND amendments with the
       -----------------------
       FDA with respect to the Study Drug and promptly notify PPD of such filing and further regulatory developments with respect to such IND/NDA affecting the legal status of the Study.

7.6    Audits by CARRINGTON.  A number of investigational sites participating in
       --------------------
       the Study and/or PPD, may be selected by CARRINGTON for an audit by CARRINGTON upon prior written notification to the investigational site and PPD. PPD shall fully cooperate in such audit.

7.7    Evaluation Visits.  In its capacity as sponsor of the Study, CARRINGTON
       -----------------
       shall accompany PPD on a number of regularly scheduled investigational site visits, including initiation, monitoring, and close-out visits. CARRINGTON shall notify PPD thirty (30) days in advance of all such evaluation visits.

7.8    Financial Issues.  Any and all types of financial matters regarding the
       ----------------
       Study will be discussed only with PPD unless PPD is unable to provide documents pursuant to 14.6(5).

7.9    Assays.  CARRINGTON shall be responsible for all assays of the Study Drug
       ------
       and Control Drug.

 SECTION 8 -CONFIDENTIALITY
 --------------------------

8.1    Confidential Information.  The Protocol, data forms, clinical data and
       ------------------------
       other data and information obtained or developed by or provided to PPD and/or Investigators in connection with the Study ("Confidential Information") are deemed to be confidential and are to be considered as the sole and exclusive property of CARRINGTON. PPD agrees to maintain the confidentiality of this Confidential Information and not to disclose it to third parties who are not involved in the Study without prior written authorization from CARRINGTON. PPD has obtained or will obtain, prior to the initiation of the study, written agreements with its employees and agents to maintain the confidentiality of this Confidential Information as provided herein.

8.2    Non-Disclosure Agreement.  PPD further agrees that any Investigator
       ------------------------
       selected by PPD to provide services hereunder, and his/her coworkers, agents or assistants or his/her authorized replacement, shall sign a Non-Disclosure Agreement, the form of which is attached hereto as EXHIBIT E and incorporated by reference herein. At the conclusion of the Study, any of the Investigators may publish the results in the scientific and medical literature, following CARRINGTON's prior internal review and written approval of the proposed publication.

8.3    Survival of Obligations.  The obligations of PPD and Investigators with
       -----------------------
       regard to Confidential Information shall continue without limitation unless modified in writing by CARRINGTON and will survive, without limitation, for a period of fifteen (15) years after the expiration or earlier termination of the Agreement.



8.4    Obligation of PPD.  These obligations of non-disclosure shall not apply
       -----------------
       to Confidential Information which:

       a.     Is already known to PPD as shown by its prior written records;

       b.     Is or becomes publicly available through no fault of PPD;

       c. Is received from a third party which has the legal right to disclose it to PPD; or

       d. Is required by law to be disclosed, provided CARRINGTON is notified in writing ten (10) days prior to such lawful disclosure if possible, or as soon as possible thereafter.

8.5    Injunctive Relief.  PPD acknowledges and agrees that any violation of the
       -----------------
       terms of this Agreement relating to the disclosure or use of Confidential Information may result in irreparable injury and damage to CARRINGTON that may not be adequately compensable in money damages, and for which CARRINGTON will have no adequate remedy at law. PPD therefore consents and agrees that CARRINGTON may obtain injunctions, orders or decrees as may be necessary to protect its Confidential Information.

SECTION 9 -RELEASE OF INFORMATION
---------------------------------

CARRINGTON may use, refer to and disseminate reprints of scientific, medical and other published articles which disclose the name of PPD consistent with U.S. copyright laws, provided such use does not constitute an endorsement of any commercial product or service by PPD. PPD shall not disclose publicly or utilize in any advertising or promotional materials the existence of this Agreement or PPD's association with CARRINGTON or the use of the name CARRINGTON or the name of any of CARRINGTON's divisions, products or investigations without the prior written permission of CARRINGTON.

SECTION 10 -PROPERTY OWNERSHIP
------------------------------

All materials, documents, information, programs and suggestions of every kind and description supplied to PPD or Investigators by or on behalf of CARRINGTON or prepared or developed by PPD or Investigators pursuant to this Agreement, shall be the sole and exclusive property of

CARRINGTON.

SECTION 11 -PATENT RIGHTS
-------------------------

11.1   Inventions.  PPD will disclose promptly to CARRINGTON or its nominee any
       -----------
       and all inventions, discoveries and improvements conceived or made by PPD or Investigators in the course of performing their duties to CARRINGTON pursuant to this Agreement and PPD agrees to assign, and to cause Investigators to assign all their interest therein to CARRINGTON or its nominee.

11.2   Patent Assistance.  Whenever requested to do so by CARRINGTON, PPD will
       ------------------
       execute and/or cause Investigators to execute any and all applications, assignments or other instruments and give testimony which CARRINGTON shall deem necessary to apply for and obtain letters of patent of the United States or of any foreign country or to protect otherwise CARRINGTON's interest therein. CARRINGTON shall compensate PPD and the Investigators for their time devoted to such activities and reimburse them for reasonable and necessary expenses incurred.

11.3   Survival of Obligations.  These obligations shall continue beyond the
       ------------------------
       termination of this Agreement with respect to inventions, discoveries and improvements conceived or made by PPD or Investigators while providing services to CARRINGTON pursuant to this Agreement, and shall be binding upon PPD's assigns, administrators and other legal representatives.

 SECTION 12 -INDEMNIFICATION
 ---------------------------

12.1   CARRINGTON.  CARRINGTON agrees to indemnify, defend and hold harmless PPD
       -----------
       from any loss, expense (including counsel fees), cost, liability, damage or claim for personal injuries, including death at any time resulting therefrom, or for damage to property arising out of or in connection with the performance of this Agreement (hereinafter collectively "PPD Loss"), provided that the Study is performed in complete compliance with this Agreement and the Protocol, and that such PPD Loss does not arise out of the negligence or willful misconduct of any person not in the employment of CARRINGTON, that CARRINGTON is promptly notified of any complaint, claim or injury to any subject arising out of or in the course of PPD's activities in connection with the Study, and that CARRINGTON has sole control over the defense or settlement of any such compliant or claim.

12.2   PPD.  PPD shall indemnify and hold CARRINGTON harmless from any loss
       ----
       expense (including counsel fees), cost, liability, damage or claim for personal injuries, including death at any time resulting therefrom, or for damage to property arising out of or in connection with the performance of this Agreement (hereinafter collectively "CARRINGTON Loss") and resulting from: 1) the failure of the PPD or Investigators or their employees or agents to perform the Study in accordance with the Protocol or in a manner required of a reasonable and prudent clinical investigator or physician; or 2) the negligence or willful misconduct of PPD or the employees, agents or any other persons connected with PPD or its performance hereunder, including Investigators, except to the extent such CARRINGTON Loss is due to the negligence of CARRINGTON.

SECTION 13 -INSURANCE
---------------------

13.1   PPD Requirements.  Unless otherwise agreed to in writing, PPD shall, at
       -----------------
       its own expense, carry and maintain during the performance of the Study under this Agreement the following insurance on its employees, in amounts no less than that specified for each type:

       a. Commercial general liability insurance including premises and operations coverage with limits of not less than $1,000,000 per occurrence and $2,000,000 per accident;

       b. Property damage liability insurance with limits of not less than $100,000 per occurrence and $100,000 per accident; and

       c. Worker's compensation insurance in the amount required by applicable state law.

13.2   Certificates of Insurance.  PPD shall, at CARRINGTON's request, have its
       --------------------------
       insurance carrier or carriers furnish to CARRINGTON certificates of insurance or, if self-insured, documentation stating that all insurance required under this Agreement is in force, such certificates or documentation to indicate any deductible and/or self-insured retention and stipulate that the insurance will not be canceled while this Agreement is in effect without thirty (30) days prior written notice to CARRINGTON. PPD shall on request permit CARRINGTON to examine original insurance or other protective policies issued in compliance with the requirements hereof. Should PPD at any time neglect or refuse to provide the insurance required herein, or should such insurance be canceled, CARRINGTON shall have the right to procure the same and the cost thereof shall be deducted from any compensation then due or thereafter to become due PPD. PPD shall not commence the Study hereunder until the insurance required herein has been obtained.

13.3   CARRINGTON Requirements.  CARRINGTON shall provide PPD, upon request,
       ------------------------
       documentation assuring PPD that CARRINGTON maintains product liability insurance.

 SECTION 14 -EARLY TERMINATION
 -----------------------------

14.1   Periodic Review and Evaluation.  CARRINGTON shall have the right to
       -------------------------------
       review the progress of the Study undertaken hereunder every two weeks and determine whether to continue or elect to terminate prior to completion for any reason. CARRINGTON may elect to terminate or not commence the Study at any time for any reason upon thirty (30) days written notice to PPD.

14.2   Immediate Termination.  This Agreement may be terminated by written
       ---------------------
       notice from CARRINGTON, if any of the following conditions occur:

       a. Authorization and approval to perform the Study in the United States is withdrawn by the FDA;

       b. Animal, human or toxicological test results, in the opinion of CARRINGTON, support termination of the Study;

       c. The emergence of any adverse reaction or side effect with the Study Drug administered in the Study is of such magnitude or incidence, in the opinion of CARRINGTON, to support termination;

       d. PPD fails to comply with the terms of the Protocol or commits a material breach of the Agreement for which notification has been provided under 14.81; or

       e. PPD or any of its employees is debarred by the FDA pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. 301 et seq).
                                                                  ------

       f. PPD's Medical Director, Project Manager, or Assistant Project Manager, as delineated in Exhibit C is no longer able to provide services hereunder.

14.3   Minimize Costs.  Upon PPD's receipt of CARRINGTON's written notice of
       ---------------
       termination or non-commencement, PPD shall use best efforts to revoke any costs incurred, to avoid incurring any additional costs, and shall refrain from enlisting any additional Investigators or patients. In the event of early termination under this Section 14, PPD shall promptly return to CARRINGTON any monies paid by CARRINGTON for which Study-related services have not been provided ("Unpaid Contract Value"), including payments for Investigator costs, as of the effective date of termination.

14.4   Continuation of Study.  In the event CARRINGTON terminates this Agreement
       ----------------------
       early pursuant to Section below, CARRINGTON shall have the right without exclusion of any other rights and remedies of CARRINGTON, to attempt to engage the Investigators, either directly or indirectly and to complete the Study. If CARRINGTON chooses to make such efforts, PPD agrees not to interfere with these efforts and to promptly provide CARRINGTON with a list of all Investigators and copies of all records required under
       Section 14.6 below.


14.5   Termination Fee.  In the event CARRINGTON terminates this Agreement early
       ----------------
       pursuant to Section 14.1 above due to CARRINGTON's determination that the Study is not worth pursuing due to poor enrollment, and in view of CARRINGTON's corporate objectives and PPD has not breached the Protocol or this Agreement, PPD's usual termination fee of fifteen percent (15%) of the unpaid contract value as of the date of termination will be waived due to an enrollment deficiency.

14.6   PPD Responsibilities.  In the event of termination, PPD shall:  (1)
       ---------------------
       exercise its termination rights under its agreement with Investigators or assign such Investigator agreements to CARRINGTON , at CARRINGTON's option; (2) conduct close-out visits at each site in order to conclude the Study; (3) perform any other monitoring services necessary to discharge its responsibilities under 21 CFR Part 312.52; (4) perform such services reasonably necessary or required in connection with the orderly termination of the Study or in connection with the performance of its obligations under the terms of this Agreement or by federal, state, or local law or regulation, including applicable FDA regulations and guidelines; and (5) promptly prepare and submit to CARRINGTON a final financial report, and copies of all records, including but not limited to all financial provisions of all agreements between PPD and Investigators and Investigator sites and all financial records relating to the Study or its performance and all periodic reports and patient records. In the event PPD fails to deliver to CARRINGTON any of the records required under subsection 14.6(5), CARRINGTON shall have the right to enter PPD's premises and collect such records during PPD's normal working hours. PPD shall cooperate with CARRINGTON to provide for an orderly termination and termination of the Agreement as provided herein.

14.7   CARRINGTON Responsibilities.  In the event of termination, CARRINGTON
       ----------------------------
       shall: (1) pay PPD the amounts due PPD for all work and services performed or committed through the effective date of termination; and (2) pay the amounts due PPD for reimbursable expenses incurred by PPD in performing services during the notice period; provided however, that PPD returns to CARRINGTON all prepaid, unearned funds as required under
       Section 14.3 above.

14.8   Breach of Agreement and Insolvency.  In addition to any other rights or
       -----------------------------------
       remedies contained herein, this Agreement may be terminated by either party:

       14.81  Material Breach.  Should the other party commit a material breach
              ---------------
              of this Agreement, the aggrieved party may send a written notice of said breach to the breaching party. The breaching party must initiate a cure of the material breach within ten (10) days of said notice and cure the breach within thirty (30) days of said notice. Failure to comply with the foregoing will constitute a breach of this Agreement.

       14.82  Insolvency.  A breach of this Agreement will occur by a party
              ----------
              following thirty (30) days written notice that any of the following events has occurred: party has become insolvent, dissolved or liquidated, has made a general assignment for the benefit of creditors, has filed or has filed against it a petition in bankruptcy, or has a receiver appointed for a substantial part of its assets.

Notwithstanding subsection 14.81 in the event PPD commits a material breach arising out of its failure to comply with any pertinent law or regulation as required under Section 16 - below, CARRINGTON may terminate this Agreement on written notice effective immediately.

Upon termination pursuant to Section 14.2(d), PPD shall make available to CARRINGTON all records required pursuant to subsection 14.6(5) and the parties shall agree upon a termination payment to PPD which will be comprised of compensation to the extent the following are not duplicative for (i) all services to be rendered through the effective date of termination; (ii) all reimbursable expenses to be incurred in connection with the rendering of such services; (iii) the amounts payable to Investigators for per patient compensation pursuant to Investigator Agreements; and (iv) such expenses to be reasonably incurred by PPD in connection with the orderly termination of PPD's services reasonably required or necessary in connection with the performance of its obligations under the terms of this Agreement or by federal or state law or regulation, including applicable FDA guidelines and specifically requested by CARRINGTON. However, such termination payment will be reduced by the value of damages resulting from such breach subsequent to a reasonable accounting of such damages or payments otherwise owed to CARRINGTON.

SECTION 15 -RECORDS
-------------------

PPD shall maintain adequate accounting records for all receipts and disbursements of supplies and monies. PPD shall also make and keep systematic written records of all services performed and expenses incurred under this Agreement. Such records shall include records relevant to any costs or expenses incurred by PPD including Investigator grants, and PPD shall preserve all such records for three (3) years following completion of services hereunder or termination of this Agreement. During the term of this Agreement and for three
(3) years thereafter, CARRINGTON shall have the right to audit, inspect and copy such records during PPD's regular working hours, and such records may be used by CARRINGTON without limitation.

SECTION 16 -COMPLIANCE WITH LAWS
--------------------------------

During the term of this Agreement, PPD and all of its employees, agents, representatives and invitees shall fully comply with CARRINGTON's SOPs to the extent they are not in conflict or adverse to PPD's SOPs. Should there be a difference noted between CARRINGTON's SOPs and PPD's SOPs, the parties will agree to follow PPD's SOPs unless otherwise requested by CARRINGTON. In the event of such a request, CARRINGTON will provide written documentation of such request and provide a written description of procedures to be followed that do not comply with PPD SOPs. Such documentation will be housed in the sponsor master file to be maintained by PPD. In addition during the term of the Agreement, PPD and all of its employees, agents, representatives and invitees will comply with all applicable laws, governmental regulations, rules, requirements, ordinances, and other requirements of local and state authorities and the Federal government, including but not limited to those administered by the FDA, and the Occupational Safety and Health Act of 1970 ("OSHA"), the Resource Conservation and Recovery Act ("RCRA"), and the Immigration Reform and Control Act of 1986 ("IRCA") and the IRCA's implementing regulations as they pertain to any and all employees employed by PPD in connection with the services hereunder.

SECTION 17 -MEDIATION AND ARBITRATION
-------------------------------------

17.1   Resolution.  If a dispute arises from or relates to this contract or a
       -----------
       breach thereof and if the dispute cannot be settled through direct discussions, the parties agree to endeavor first to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association under its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this contract or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Mediation Rules and judgement on the award rendered by arbitrator(s) may be entered in any court having jurisdiction thereof.

17.2   Transaction.  The parties acknowledge that this agreement evidences a
       -----------
       transaction involving interstate commerce. The United States Arbitration Act shall govern the interpretation, enforcement, and proceedings pursuant to the arbitration clause in this agreement.

17.3   Location.  Mediation and/or arbitration shall be held in Charlotte, North
       --------
       Carolina or any other place selected by mutual agreement.

17.4   Arbitration.  The arbitration shall be before one neutral arbitrator to
       -----------
       be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedure of those rules, irrespective of the amount in dispute.

17.5   Prehearing Exchange.  The arbitrator shall have the discretion to order a
       -------------------
       prehearing exchange of information by the parties, including, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties.

17.6   Fees.  All fees and expenses of the arbitration shall be borne by the
       ----
       parties equally. However each party shall bear the expenses of its own counsel, experts, witnesses, and preparation and presentation of proofs.

17.7   Disclosure.  Neither a party nor the arbitrator may disclose the
       ----------
       existence, content, or results of any arbitrative hereunder without the prior written consent of both parties.


SECTION 18 -MISCELLANEOUS
------------------------

18.1   Modification.  No modification of this Agreement shall be deemed
       ------------
       effective unless in writing and signed by the parties hereto.

18.2   Integration of Agreement.  This Agreement represents the entire and
       -------------------------
       integrated agreement
       between the parties and supersedes all prior negotiations, representations or agreements either written or oral, regarding the Study to be performed under this Agreement.

18.3   Descriptive Headings.  The descriptive heading of the sections of this
       ---------------------
       Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provision hereof.

18.4   Incorporation by Reference.  All Exhibits attached hereto shall be deemed
       ---------------------------
       to be incorporated herein. In case of any conflict between this Agreement and any Exhibit, the terms of this Agreement shall prevail over the Exhibit.

18.5   Assignment.  This Agreement shall be binding upon and inure to the
       ----------
       benefit of the parties hereto and their successors and assigns. PPD shall not assign this Agreement in whole or in part, or any of the rights or obligations hereunder without the prior written consent of CARRINGTON.

18.6   Applicable Law.  This Agreement shall be governed by and construed in
       ---------------
       accordance with the laws of the State of North Carolina.

18.7   Counterparts.  This Agreement may be executed in several counterparts,
       ------------
       each of which shall be deemed an original but all of which shall constitute one and the same instrument.

18.8   Waiver.  Waiver or forbearance by either party or the failure by either
       -------
       party to claim a breach of any provision of the Agreement or exercise any right or remedy provided by this Agreement or applicable law, shall not be deemed to constitute a waiver with respect to any subsequent breach of any provision hereof.

18.9   Independent Contractor.  It is understood and agreed that PPD shall act
       ----------------------
       at all times as an independent contractor. Nothing contained in this Agreement shall be construed to create the relationship of principal and agent or employer and employee between CARRINGTON and PPD or PPD's employees, servants, agents or independent contractors. Neither PPD nor its employees, servants, agents or independent contractors shall have authority to act on behalf of or bind CARRINGTON in any manner whatsoever unless otherwise authorized in this Agreement or in a separate writing signed by CARRINGTON. It is further understood that no Investigator shall be construed to be an employee of CARRINGTON.

18.10  Equal Employment Opportunity Policy
       -----------------------------------

       It is the express written policy of PPD to provide equal opportunities in recruiting, hiring, training and promoting individuals in all job categories without regard to race, color, religion, national origin, sex, age, disability, or veteran status.

       PPD remains committed to the elimination of discrimination in the workplace. PPD shall ensure that all hiring and promotion decisions are consistent with the principles of equal employment opportunity and are based strictly on merit. In addition, PPD affirms that all compensation, benefits, company sponsored training, educational assistance, social and recreational programs and other human resources programs, are administered without regard to race, color, sex, religion, national origin, age, veteran status or disabilities. It is the intent of PPD to support equal employment opportunity and affirmative action by adhering to both the letter and spirit of the law.

18.11  Notices.  Except as otherwise provided, all communications and notices
       --------
       under this Agreement shall be mailed by first class mail, postage prepared, to the addresses as the parties from time to time specify in writing.

       If to PPD:                Peter J. Wise, M.D.
       ----------
                                 President/COO
                                 Pharmaceutical Product Development, Inc.
                                 115 North Third Street
                                 Wilmington, North Carolina  28401

     If to CARRINGTON: John E. Hall, DDS
     ----------------
                                 Carrington Laboratories Inc.
                                 Post Office Box 168128
                                 Irving, Texas  75016-8128

       IN WITNESS WHEREOF, the undersigned have executed this Agreement of the day and year first written below.


Carrington Laboratories Inc.            Pharmaceutical Product Development, Inc.

By:                                     By:
    ---------------------------------       -----------------------------------

Name: Chris Record                      Name: Peter J. Wise, M.D.
      -------------------------------         ---------------------------------

Title: Vice-President                   Title: President
       ------------------------------          --------------------------------

Date: July 10, 1995                     Date: July 10, 1995
      -------------------------------         ---------------------------------

                                   EXHIBIT A

                                   PROTOCOL

                                   EXHIBIT B

                                   SERVICES
                                   --------

1.PPD Assistance.  PPD will provide assistance for Protocol and case report form
  ---------------
development, and review of other reports and publications as requested by CARRINGTON. PPD will not write supplemental NDA's or manuscripts for the Study unless requested by CARRINGTON.

2.PPD Consultation.  PPD will provide consultation to CARRINGTON for CARRINGTON
  -----------------
meetings, FDA meetings, and Investigator meetings as reasonably requested by CARRINGTON. Reasonable and necessary travel expenses for such meetings are included in the Budget attached hereto as EXHIBIT C.

3.Investigator or Study Coordinator Meetings.  PPD shall provide CARRINGTON
  -------------------------------------------
assistance in planning the Investigator or Study Coordinator meetings for the Study, provided, however, that CARRINGTON shall determine and approve in advance the location and budget for such meetings in accordance with the terms and conditions of a separate written agreement.

4.Pre-Study Meetings.  PPD and CARRINGTON via telephone conference shall discuss
  -------------------
monthly the status of pre-study work. PPD's project manager for the Study will be available for any and all such discussions. Upon agreement by both parties, the frequency of such meetings shall be adjusted upon CARRINGTON's request.

5.Investigator Selection. PPD will use due diligence in selecting Investigators
  -----------------------
to participate in the Study in accordance with guidelines for Investigator selection and required Investigator credentials provided by CARRINGTON. PPD shall provide to CARRINGTON a list of prospective Investigators for consideration and comment by CARRINGTON, which listing shall specify credentials required by CARRINGTON. CARRINGTON shall have the right of approval or (disapproval) of Investigators.

6.Investigator/PPD Agreements.  PPD shall take all due steps to assure
  ----------------------------
Investigators are selected and conduct the study in strict accordance with the Protocol and the terms of this Agreement and the written agreements described immediately below. The engagement of Investigators shall be by written agreement between the PPD and Investigator. Such agreements shall require that each Investigator shall:

a. Exercise independent medical judgement as to the compatibility of each patient with Protocol requirements;

b. Obtain from each patient in the Study a signed consent form which has been approved by the IRB and CARRINGTON in accordance with the 21 C.F.R.
       Part 50 ;

c. Properly perform the Study in accordance with the Protocol and good clinical practice;

d. Review all patient case report forms (hereinafter "CRFs") to assure their accuracy and completeness;

e. Submit all data and information, and undertake all activities, so that the time schedules set forth in the Protocol and this Agreement are strictly met;

f. Notify immediately, in no event later than the time periods specified in the SOPs, PPD and the IRB of any serious or unexpected adverse reactions to the Study or Control Drug using the Adverse Drug Reaction reporting form set forth in the SOPs;

g.     Notify PPD and the IRB of any deviations from the Protocol;

h. Maintain adequate records of patient identification, clinical observations, laboratory tests, and drug receipt and disposition, as specified in the Protocol;

i. Cooperate with PPD and CARRINGTON in all of their efforts to monitor the Study;

j. Submit any proposed publication of Study results to CARRINGTON for review and written approval by CARRINGTON's research management;

k. Represent that neither the Investigator nor any of Investigator's employees performing the Study i) is under investigation by the FDA for debarment action or is presently debarred pursuant to the Generic Drug Enforcement Act of 1992 (21 U.S.C. 301 et seq) or ii) has a
                                              ------
       disqualification hearing pending or has been disqualified by the FDA pursuant to 21 CFR Section 312.70; and

l. Agree that during the term of the agreement, neither Investigator nor any personnel working with the Investigator to perform the Study shall work independently or for a third party with respect to any product competing directly or indirectly or in the same therapeutic category as the CARRINGTON compound or product which is the subject of the Study.

Agreements between PPD and Investigators will state that the agreement is between PPD and the Investigator and that CARRINGTON is not responsible thereunder for any obligation.

7.SOP's.  PPD shall conduct the Study and complete forms for observations and
  ------
other aspects of the Study according to the formats and procedures set forth in the SOPs. These SOPs are subject to revision by CARRINGTON and in the event of such SOP revision, CARRINGTON may require PPD to comply with the new SOPs. In such event, CARRINGTON shall promptly provide PPD with copies of the new SOPs. If any such SOP revision can reasonably be expected to affect the budget or timelines for the Study, PPD shall submit to CARRINGTON revised cost estimates or timelines for the relevant services which will become a part of this Agreement upon written approval by CARRINGTON.

8.Investigator Qualification.  PPD shall further do all things necessary to
  ---------------------------
qualify the Investigators in accordance with FDA regulations and forms, obtain the approval of the Investigators and the Protocol by the appropriate IRB in accordance with the guidelines established by the FDA, and if applicable, verify the certification of the laboratory and normal ranges for each laboratory used by the Investigators, and all other such things as may be necessary to qualify the study procedures under FDA regulations.

9.Investigator Identification.  PPD shall choose qualified Investigators in
  ----------------------------
accordance with this Agreement and Protocol parameters who are not restricted from receiving investigational supplies. Geographical distribution of investigational sites to CARRINGTON's satisfaction will be provided.

10.Pre-Study Site Visits.  PPD shall conduct pre-study site visits at each site
   ----------------------
to assess facility and Investigator compliance with particular needs called for by the Protocol and the SOPs. CARRINGTON may join with PPD or conduct separate site visits as desired. CARRINGTON shall provide PPD written notice of such separate site visits. Pre-study site visits will be conducted at the same time as initiation visits if CARRINGTON or PPD has used the investigational site satisfactorily on a similar study within the preceding twelve (12) months.

11.Investigator Resources.  PPD shall assure that each Investigator has adequate
   -----------------------
staff, time and patient pool to be able to timely complete the required number of patients according to the Protocol.

12.Study Documentation.  PPD shall be responsible for timely delivery to and
   --------------------
retrieval from Investigators of an adequate supply of all necessary Protocols, generic CRFs, Investigator brochures, and all other documentation required for the Study.

13.Shipment of Study Drug.  Prior to shipment of Study Drug to any
   -----------------------
investigational site, PPD shall provide to CARRINGTON all documentation necessary for submission to the FDA, including completed and signed FDA form 1572, curricula vitae, and signed Investigator Statement and a copy of the IRB-approved patient consent form from each Investigator, written approvals from the IRB and all such other documents as CARRINGTON may reasonably require (upon written notice) to obtain FDA approval of the Study at each site. PPD shall be responsible for reviewing the documentation for completeness and accuracy prior to submission to CARRINGTON. CARRINGTON shall file with the FDA all documentation referred to herein and necessary for submission to the FDA in order to obtain approval of each investigational site.

14.Initiation Visits.  PPD will conduct an initiation visit at each
   ------------------
investigational site and perform a thorough review of the Protocol, patient case report form, and investigators' brochure (or official prescribing information), study drug dispensing, storage and record keeping procedures with the Investigator prior to the commencement of the Study.

15.Investigator Files.  PPD will create and maintain an Investigator file for
   -------------------
each Investigator as specified in the SOPs. The random code will be maintained in project files at CARRINGTON. The random code section of the Investigator file will contain a memo stating the random code is filed in the project file. Upon request by CARRINGTON, PPD shall make Investigator files available for inspection.

PPD shall complete such Investigator files and deliver them to CARRINGTON in accordance with timelines set forth in the Protocol and this Agreement. In the event CARRINGTON requests copies of any such Investigator files prior to the dates established in such timelines, PPD shall promptly deliver such copies to CARRINGTON.

16.Monitoring.  During the Study Period, using PPD's forms set forth in the
   -----------
SOPs, PPD will:

            .    negotiate investigator clinical grants; CARRINGTON will pay investigator clinical grants via fixed price estimate
            .    train study site personnel
            .    pre-study and initiation visit can be combined if PPD or
                 CARRINGTON has previous experience (within the past 12 months)
                 with the investigative site. CARRINGTON will have final
                 approval to combine site visits.
            .    provide site evaluation reports within 2 weeks of visit date
            .    verify pre-study regulatory documentation including FDA Form
                 1572, informed consent form, investigator and associated study personnel CVs, signed Investigator's Statement, licensure, lab certification, etc.
            .    the PPD Medical Director will perform a clinical review of all
                 SAEs; investigative sites will notify PPD directly in the event that an SAE occurs; PPD will notify CARRINGTON within 24 hours of learning of the event
            .    perform interim monitoring visits at each investigative site at intervals determined by enrollment and at the discretion of the
                 PPD Project Manager
            .    provide monitoring reports and site follow-up letters within 2 weeks of visit date
            .    maintain weekly phone contact with investigative sites
            .    provide written project status report to CARRINGTON weekly after 1st patient is enrolled
            .    review and report adverse events at each visit
            .    perform drug accountability audits at each visit
            .    perform 100% of source document verification
            .    retrieve 100% of the Patient Chart Records (PCR)
            .    obtain copies of completed PCR
            .    transcribe PCR data into appropriate CRF
            .    return completed  CRF to investigator for review, approval and signature
            .    provide pre-entry review of CRFs
            .    document CRF corrections at study site via site correction forms signed by the investigator
            .    submit completed and resolved CRFs to data management for entry
            .    respond to data management queries generated from data
                 validation

            .    conduct GCP audits on a subset of study sites
            .    return drug supplies to CARRINGTON or designee at end of study
            .    perform a final close-out visit on all investigative sites

17.Site Visits.  In carrying out its monitoring and oversight obligations, PPD
   ------------
shall perform interim monitoring visits at each investigative site at six (6)
week intervals.   PPD shall visit each investigational site within two (2) weeks of the site's enrollment of the first patient in the Study.

18.Periodic Meetings.   Upon commencement of the Study, PPD and CARRINGTON shall
   ------------------
discuss by way of telephone conference at least monthly to evaluate the rates of patient enrollment and CRF delivery and other project issues. Upon agreement by both parties, such rates shall be adjusted upon written request by CARRINGTON. If such adjustments affect the minimum patient enrollment rates set forth above, timelines set forth in EXHIBIT D shall be adjusted accordingly.

19.Consent Forms.  PPD shall be responsible for ensuring that the final consent
   --------------
form is approved by the IRB prior to use and that all consent forms are signed by patients prior to their participation in the Study.

20.Site Source Documents.  It is understood that any medical and/or office
   ----------------------
records which are pertinent to the Study will be made available upon request by either CARRINGTON or the FDA. Patient permission for such access should be covered during the process of obtaining informed consent. Patients and/or Investigators who are unwilling to allow inspection of their medical records should not be entered into the Study.

21.Status Reports.  A written project status report will be provided to
   ---------------
CARRINGTON by PPD monthly, or more frequently if requested by CARRINGTON. Such reports shall be in a form acceptable to CARRINGTON and shall include at a minimum patient enrollment; patient completion; patient dropouts and the reasons for such dropouts; and CRFs in the field, at PPD and delivered to CARRINGTON. PPD shall provide CARRINGTON information regarding enrollment status or other study data on an ad hoc or more frequent basis, upon CARRINGTON's reasonable request. Upon reasonable advance notice from CARRINGTON, PPD shall provide to CARRINGTON other information as necessary to fulfill CARRINGTON's annual reporting obligations to the FDA.

22.Study Completion.  At the conclusion or termination of the Study, PPD shall
   -----------------
deliver to CARRINGTON all completed Investigator files, complete and clean CRFs, copies of all source documents including laboratory reports, other required documents, pertinent supporting information for serious adverse events (i.e., discharge summaries), analyses, conclusions and all other data and information pertaining to the Study including any items described in Section 10 above and shall retrieve from the Investigators and deliver to CARRINGTON all unused clinical supplies of the Study Drug and Control Drug.

23.Final Monitoring Visit.  PPD shall conduct a final monitoring visit at each
   -----------------------
site within sixty (60)
days of completion of the last Study patient. For sites which do not enroll any patients, this final monitoring visit must be conducted within twelve (12) weeks after the site's initiation visit and receipt of the Study Drug. These time periods may be extended on a case-by-case basis as mutually agreed upon by CARRINGTON and PPD.

24.Central Laboratory.  CARRINGTON shall be responsible for making all necessary
   -------------------
arrangement for services from the central clinical laboratory ("CCL") selected by CARRINGTON for tests specified by the Protocol. PPD shall review for completeness and accuracy all billing from the CCL and signify its approval for payment thereon. PPD shall on a monthly basis deliver to CARRINGTON such billings for direct payment by CARRINGTON to the CCL.

                                   EXHIBIT C

                                   PROPOSAL
                                   --------

                                   EXHIBIT D

                                   TIMELINES
                                   ---------

ESTIMATED DURATION OF PPD ACTIVITIES

Letter of Intent (LOI) signed, begin identifying investigative sites .....................Completed
Final Protocol received at PPD .............................................................Month 0
Investigative sites identified ...........................................................Month 0.5
Begin obtaining IRB approvals ............................................................Month 1.0
Study Drug available .....................................................................Month 1.5
Patient enrollment ......................................................................Months 2-7
Active patient participation ..........................................................Months 2-8.5
Last CRF to PPD data management ...........................................................Month 10
Last data query to PPD data management ....................................................Month 11
Transfer of original investigative files to CARRINGTON ....................................Month 12

                                                                    Total PPD Commitment: 12 Months

                                   EXHIBIT E

       WHEREAS, ________________________ ("INVESTIGATOR") is contracted by Pharmaceutical Product Development ("PPD");

       WHEREAS, PPD and Carrington Laboratories Inc. ("CARRINGTON") have entered into an agreement whereby pursuant to 21 C.F.R. 312.52 CARRINGTON has transferred to PPD responsibility for selecting and providing the services of Principal Investigators to conduct a clinical research study entitled:

       "Double-Blind Randomized Placebo-Controlled Study of the Safety and Efficacy of Three Dose Regimens of Oral Acemannan in the Treatment of Active Ulcerative Colitis" (the "Study") according to Protocol # 9008 (the "Protocol");

       WHEREAS, CRO has agreed to furnish the services of investigators to perform the services called for in the Agreement;

       NOW THEREFORE, in consideration of employment of INVESTIGATOR by PPD in connection with the services to be provided in the Agreement, INVESTIGATOR hereby agrees as follows:

       INVESTIGATOR shall ensure that all individuals assisting in the performance of the Study who are in the employment of or under the direction of INVESTIGATOR shall conduct the Study in conformance with generally accepted standards of good clinical practice, with the Study Protocol incorporated by reference herein, and with all local, state and federal laws and regulations governing the administration of drugs and the performance of clinical investigations including, but not limited to, the Federal Food, performance of clinical investigations including, but not limited to, the Federal Food, Drug and Cosmetic Act and the regulations of the Food and Drug Administration.

       INVESTIGATOR agrees that any and all information, data reports or documents ("Information") of any kind heretofore or hereafter learned, disclosed to or generated by INVESTIGATOR regarding any phase of the work to be performed hereunder for CARRINGTON shall not be disclosed by Investigator to any third party or be used for any purpose other than the performance of this agreement without the prior written consent of CARRINGTON, during or at any time after the termination of the performance of services by INVESTIGATOR; provided, however, that such obligations of secrecy shall not apply to:

       (a) Any information which is or becomes through no fault of INVESTIGATOR, part of the public knowledge;

       (b) Information which INVESTIGATOR can demonstrate was already lawfully in INVESTIGATOR's possession on the date of disclosure to INVESTIGATOR and not subject to prior confidentiality obligations; and

       (c) Information acquired by INVESTIGATOR from any third party without restrictions on disclosure.

       Title to all inventions, improvements and data, whether or not patentable, and all copyrightable works (hereinafter "Inventions") resulting from the performance of the services hereunder shall reside in CARRINGTON. The work preformed under this Agreement shall be considered a work for hire for purpose of the transfer of any ownership rights. INVESTIGATOR agrees to furnish and execute any additional documents as CARRINGTON may require to establish CARRINGTON's ownership of the copyright, patent, or any other rights or interest resulting from the services performed hereunder.

       Signed this _______ day of ____________________, 19  ____ by
INVESTIGATOR.



                           By: _________________________________________________
                           Name: _______________________________________________
                           Title: ______________________________________________